Exhibit 7.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share of Accretive, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement (this “Agreement”) be included as an exhibit to such joint filing.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completion and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other.

IN WITNESS THEREOF, each of the undersigned, being duly authorized, hereby executes this Agreement this 16th day of February, 2016.

TCP-ASC ACHI SERIES LLLP
By: TCP-ASC GP, LLC, its General Partner

By:	/s/ Glenn F. Miller
Name: Glenn F. Miller
Title: Vice President

TCP-ASC GP, LLC

By:	/s/ Glenn F. Miller
Name: Glenn F. Miller
Title: Vice President

TI IV ACHI Holdings GP, LLC

By:	/s/ Glenn F. Miller
Name: Glenn F. Miller
Title: Vice President

TI IV ACHI Holdings, LP

By: TI IV ACHI Holdings GP, LLC, its General Partner

By:	/s/ Glenn F. Miller
Name: Glenn F. Miller
Title: Vice President

TOWERBROOK INVESTORS LTD.

By:	/s/ Neal Moszkowski
Name: Neal Moszkowski
Title: Director

NEAL MOSZKOWSKI

/s/ Neal Moszkowski
Neal Moszkowski

RAMEZ SOUSOU

/s/ Ramez Sousou
Ramez Sousou

ASCENSION HEALTH ALLIANCE

By:	/s/ Anthony J. Speranzo
Name: Anthony J. Speranzo
Title: Executive Vice President & Chief Financial Officer